UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2007

BE AEROSPACE, INC.
(Exact name of registrant as specified in charter)

DELAWARE	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida	33414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

On March 22, 2007, BE Aerospace, Inc. (the “Company”) entered into an underwriting agreement, a copy of which is attached hereto as Exhibit 99.1, with Credit Suisse Securities (USA) LLC, UBS Securities LLC, CIBC World Markets Corp., Friedman, Billings, Ramsey & Co., Inc., Jefferies Quarterdeck, a division of Jefferies & Company, Inc., American Technology Research, Inc., D.A. Davidson & Co., Stephens Inc., and Stifel, Nicolaus & Company, Incorporated (together, the “Underwriters”) related to the public offering of 10,500,000 shares of the Company’s common stock, par value $.01, at a public offering price of $32.00 per share and an over-allotment option of up to an additional 1,575,000 shares of common stock. The Underwriters have exercised their over-allotment option in full. The offering and delivery of and payment for the shares of common stock pursuant to such underwriting agreement was made on March 28, 2007.

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description of Exhibits

99.1	Underwriting Agreement, dated March 22, 2007, among the Company and the Underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE AEROSPACE, INC.

By:	/s/ THOMAS P. MCCAFFREY
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President of Administration and Chief Financial Officer

Date:       March 28, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Underwriting Agreement, dated March 22, 2007, among the Company and the Underwriters.